Exhibit 99.1

News Release
QEP Resources, Inc. 1050 17th Street, Suite 500 Denver, CO 80265

October 26, 2010

NYSE: QEP

Contact: Scott Gutberlet

Phone: 303-672-6988

QEP RESOURCES REPORTS THIRD QUARTER EBITDA OF $297.5 MILLION

AND PRODUCTION OF 61.7 BCFE

Company raises 2010 EBITDA and production guidance

DENVER — QEP Resources (NYSE:QEP) reported third quarter 2010 production of 61.7 Bcfe compared to 43.8 Bcfe for the 2009 period, a 41% increase. Production volumes in the 2009 quarter were impacted by price-related production curtailments. Accounting for the curtailments, QEP production was up approximately 20% in the third quarter of 2010 compared to the prior year quarter. QEP third quarter 2010 continuing EBITDA (a non-GAAP measure) was $297.5 million, compared to $285.3 million a year earlier, a 4% increase in spite of a 28% decrease in net realized natural gas prices. Net income from continuing operations in the 3rd quarter of 2010 was $71.1 million or $0.40 per diluted share, essentially equal to the $71.4 million or $0.40 per diluted share for the third quarter of 2009. Excluding changes in unrealized gains and losses on natural gas basis-only swaps, gains and losses on non-core asset sales, separation costs and losses on early extinguishment of debt, QEP Resources net income from continuing operations was $57.2 million or $0.32 per diluted share for the current quarter compared to $78.3 million or $0.43 per diluted share in the prior-year period.

CONTINUING EBITDA BY SUBSIDIARY

(in millions)

	3 Months Ended September 30,			9 Months Ended September 30,
	2010	2009	Change	2010	2009	Change
QEP Energy	$246.0	$237.3	4%	$683.8	$714.3	(4)%
QEP Field Services	48.9	47.0	4	151.5	113.9	33
QEP Marketing and other	2.6	1.0	160	6.7	11.3	(41)

TOTAL(a)	$297.5	$285.3	4%	$842.0	$839.5	—%

(a)	See computation in attached schedule

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended September 30,			9 Months Ended September 30,
	2010	2009	Change	2010	2009	Change
QEP Energy	$58.6	$49.6	18%	$165.0	$64.3	157%
QEP Field Services(a)	21.0	21.5	(2)	68.5	47.4	45
QEP Marketing and other	2.0	0.3	567	3.6	6.5	(45)
Separation and debt extinguishment costs	(10.5)	—	—	(19.1)	—	—

Income from continuing operations(a)	$71.1	$71.4	—%	$218.0	$118.2	84%

Discontinued operations(b)	—	20.6	—	43.2	59.2	—

NET INCOME(a)	$71.1	$92.0	(23%)	$261.2	$177.4	47%

Earnings per diluted share
From continuing operations	$0.40	$0.40		$1.23	$0.67
Total earnings	$0.40	$0.52		$1.47	$1.01
Weighted average diluted shares	177.9	176.3		177.6	176.1

(a)	Net income represents amounts attributable to QEP Resources after deducting non-controlling interest.
(b)

QEP Resources completed its tax-free spin-off from Questar Corporation on June 30, 2010. In conjunction with the spin-off, QEP Resources distributed the common stock of its wholly-owned subsidiary, Wexpro Company, to Questar. Accordingly, Wexpro’s historical financial results have been presented as discontinued operations in this release.

“The QEP Resources team continued to execute well in the third quarter,” said Chuck Stanley, President and CEO. “Taking into account price-related curtailments in the third quarter of 2009, QEP Energy delivered approximately 20% year-over-year production growth, driven by strong results from ongoing Haynesville Shale and Pinedale Anticline development activities, combined with significant contributions from new wells in our Woodford Shale, Granite Wash and Bakken plays. We are well-positioned to deliver at least 15% year-over-year production growth in 2010. QEP Field Services also had a good quarter. Field Services gathering and processing businesses benefitted from growing production at QEP Energy and our third-party customers.” Stanley added.

Third Quarter 2010 Highlights

•

QEP Energy grew natural gas, oil and NGL production to 61.7 billion cubic feet of natural gas equivalent (Bcfe) compared to 43.8 Bcfe for the 2009 quarter. Crude oil and NGL’s comprised 11% of reported production volumes. Third quarter 2010 production was up 15% from second quarter 2010 volumes.

•	QEP Energy’s third quarter 2010 EBITDA increased 4% compared to 2009, driven by a 41% increase in production which more than offset a 28% decrease in net realized natural gas prices.

•	Net crude oil and NGL revenues (including the settlement of crude oil-related derivatives) represented 19% of QEP Energy’s net realized production revenues in the third quarter of 2010.

•

Net realized natural gas prices at QEP Energy averaged $4.64 per thousand cubic feet (Mcf), down 28% compared to third quarter 2009. While field-level natural gas prices were higher in the third quarter of 2010, net proceeds from the settlement of natural gas-related derivatives were significantly lower than in the 2009 quarter. Field-level natural gas prices in the third quarter of 2010 were $3.37 per Mcf compared to $2.46 per Mcf in 2009, a 37% increase. Natural gas-related derivative settlements increased net revenues $69.7 million in the third quarter of 2010 compared to $156.7 million in the 2009 quarter.

•

Net realized crude oil and NGL prices averaged $53.74 per barrel, up 3% from the year-ago quarter. Field-level prices increased 3% to $55.03 per barrel. Oil related derivative settlements reduced revenues $1.4 million compared to a $0.7 million decrease in the third quarter of 2009.

•	Sales of non-core assets at QEP Energy increased net income $6.9 million, compared to a loss of $0.2 million in 2009

•	Loss on early extinguishment of debt reduced net income $8.2 million in the current year quarter.

•	Changes in unrealized gains and losses on natural gas basis-only swaps increased net income $17.5 million in the 2010 quarter compared to a loss of $6.7 million in the year-earlier period.

•

QEP Field Services EBITDA in the third quarter of 2010 was $48.9 million compared to $47.0 million a year ago, a 4% increase. A 16% increase in gathering margin, driven by a 33% increase in gathering volumes was partially offset by a 20% reduction in keep-whole gas processing margin. Net income was $21.0 million in the third quarter of 2010 down 2% from $21.5 million in the 2009 quarter.

QEP Resources increases 2010 EBITDA guidance; QEP Energy 2010 production guidance

QEP Resources now expects that 2010 EBITDA from continuing operations could range from $1.075 to $1.125 billion while QEP Energy 2010 EBITDA could range from $880 to $920 million based on QEP Energy 2010 production guidance of 225 to 227 Bcfe.

The company’s guidance assumes hedges in place on the date of this release. Other assumptions are summarized in the table below:

Guidance and Assumptions

	2010 Current	2010 Previous
QEP Resources continuing EBITDA (billions)	$1.075-$1.125	$1.025-$1.075
QEP Energy EBITDA (millions)	$880-$920	$850-$900
QEP Resources capital spending (billions)	$1.42	$1.34
QEP Energy production – Bcfe	225-227	218-222
NYMEX gas price per MMBtu(a)	$3.50-$4.25	$4.00-$5.00
NYMEX crude oil price per bbl(a)	$75.00-$85.00	$70.00-$80.00
NYMEX/Rockies basis differential per MMBtu(a)	$0.40-$0.20	$0.75-$0.50
NYMEX/Midcontinent basis differential per MMBtu(a)	$0.30-$0.20	$0.50-$0.30

(a)	For remainder of 2010 unhedged volumes

QEP Energy has hedged about 67% of forecast natural gas and oil-equivalent production for the remainder of 2010 with fixed-price swaps and 5% with collars. (See table at the end of this release).

QEP Energy Third Quarter Production Up 41%; EBITDA Up on Increased Production

QEP Energy – a QEP Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 61.7 Bcfe in the third quarter of 2010 compared to 43.8 Bcfe in the 2009 quarter. The Midcontinent region contributed 54% of QEP Energy production for the third quarter of 2010 compared to 46% in the 2009 quarter. Third quarter QEP Energy 2010 EBITDA was $246.0 million compared to $237.3 million in the 2009 quarter. The increase in current-year EBITDA was primarily the result of a 41% increase in production which more than offset a 28% decrease in net realized natural gas prices.

QEP Energy – Production by Region (Bcfe)

	3 Months Ended September 30,			9 Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Midcontinent	33.4	20.3	65%	87.1	61.1	43%
Pinedale Anticline	17.9	14.7	22	49.9	43.4	15
Uinta Basin	5.3	5.6	(5)	15.9	17.9	(11)
Rockies Legacy	5.1	3.2	59	14.0	11.7	20

Total QEP Energy	61.7	43.8	41%	166.9	134.1	24%

QEP Energy – Realized Prices

	3 Months Ended September 30,			9 Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Average field-level natural gas price ($ per Mcf)	$3.37	$2.46	37%	$3.80	$2.76	38%
Natural gas hedging impact ($ per Mcf)	1.77	4.18		1.62	3.99

Average revenue ($ per Mcf) (a)	5.14	6.64		5.42	6.75
Realized losses on basis-only swaps ($ per Mcf) (b)	(0.50)	(0.18)		(0.61)	(0.13)

Net realized natural gas price ($ per Mcf)	$4.64	$6.46	(28%)	$4.81	$6.62	(27%)

Average field-level oil and NGL price ($ per bbl)	$55.03	$53.30	3%	$58.61	$41.09	43%
Oil and NGL hedging impact ($ per bbl)	(1.29)	(0.89)		(1.78)	2.05

Net realized oil and NGL price ($ per bbl) (a)	$53.74	$52.41	3%	$56.83	$43.14	32%

(a)	Reported in revenues in the consolidated income statement.
(b)	Reported below operating income in the consolidated income statement.

QEP Energy – Production Costs (per Mcfe)

	3 Months Ended September 30,			9 Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Depreciation, depletion and amortization	$2.56	$2.76	(7%)	$2.59	$2.74	(5%)
Lease operating expense	0.54	0.67	(19)	0.55	0.72	(24)
General and administrative expense	0.29	0.40	(28)	0.33	0.38	(13)
Allocated interest expense	0.34	0.36	(6)	0.35	0.34	3
Production taxes	0.30	0.24	25	0.35	0.29	21

Production costs	$4.03	$4.43	(9%)	$4.17	$4.47	(7%)

•

QEP Energy average total costs per unit of gas-equivalent production decreased 9% compared to the third quarter of 2009, due primarily to reduced depreciation, depletion and amortization expense and reduced lease operating expense.

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) decreased compared to 2009 in both the quarter and year-to-date periods as the result of increased proved reserves related to higher natural gas and oil prices compared to a year ago. The third-quarter 2010 DD&A rate decreased $0.03/Mcfe compared to the second quarter 2010.

•

QEP Energy cash cost of production – lease operating expense plus general and administrative expense, allocated interest, and production taxes was $1.47 per Mcfe, compared to $1.67 per Mcfe in the third quarter of 2009, a 12% decrease.

•

Lease operating expense per Mcfe in the current year periods decreased as the result of increased production volumes combined with lower operating expense in the year-to-date period. Growing production from new high-rate, low-operating cost wells in NW Louisiana and declining production from higher cost areas is lowering average lease operating expense.

•

General and administrative expense per Mcfe in the current year periods decreased as the result of increased production volumes combined with flat expense in the quarter, and an 11% increase in expense for the nine month period.

•	Production taxes per Mcfe increased in the current periods as the result of higher field-level prices.

QEP Field Services EBITDA up in Third Quarter 2010

QEP Field Services (Field Services) – a QEP subsidiary that provides gas gathering and processing services – reported EBITDA of $48.9 million in the third quarter of 2010 compared to $47 million a year earlier, a 4% increase. Net income of $21.0 million in the third quarter of 2010 was essentially flat compared to $21.5 million in the 2009 quarter.

•

Gathering margin (total gathering revenues less gathering-related operating expenses) increased 16%, or $5.3 million, in the third quarter of 2010, driven primarily by a 33% increase in total throughput volume to 1.4 million MMBtu per day. The increased volumes were primarily in NW Louisiana.

•

Processing margin (total processing plant revenues less plant operating expenses and shrink) decreased 14%, or $3.0 million, driven by 20% lower keep-whole processing margins. NGL margins (NGL revenue less shrink) declined to $0.50/Gal in the third quarter of 2010 compared to $0.57/Gal in the 2009 quarter. The decrease was the result of a 42% increase in shrink cost and a 9% decrease in NGL volume partially offset by a 5% increase in NGL prices.

•	Approximately 81% of Field Services’ third quarter 2010 net operating revenue was derived from fee-based gathering and processing contracts, compared to 76% in the 2009 quarter.

Third Quarter 2010 Earnings Teleconference

QEP Resources management will discuss third quarter and nine month 2010 results and the outlook for the remainder of the year in a conference call with investors Wednesday, October 27, beginning at 11:00 a.m. EDT. The call can be accessed at www.qepres.com.

About QEP Resources

QEP Resources (NYSE:QEP) is a leading independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent regions of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit QEP Resources’ Internet site at: www.qepres.com.

Hedge Positions – October 26, 2010

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
	Gas (Bcf) fixed-price swaps			Estimated Average price per Mcf, net to the well
2010
Fourth quarter	23.0	15.3	38.3	$3.61	$7.71	$5.25

2011
First half	38.6	12.0	50.6	$4.43	$6.44	$4.91
Second half	39.3	12.2	51.5	4.43	6.44	4.91

12 months	77.9	24.2	102.1	4.43	6.44	4.91

2012
First half	20.2		20.2	$5.91		$5.91
Second half	20.4		20.4	5.91		5.91

12 months	40.6		40.6	5.91		5.91

2013
First half	23.4		23.4	$5.98		$5.98
Second half	23.8		23.8	5.98		5.98

12 months	47.2		47.2	5.98		5.98

	Gas (Bcf) collars			Estimated Average price per Mcf, net to the well
				Floor -Ceiling	Floor -Ceiling	Floor -Ceiling
2010
Fourth quarter		1.7	1.7		$4.65-$6.51	$4.65-$6.51

2011
First half	6.7	7.0	13.7	$3.39-$5.78	$5.82-$7.49	$4.63-$6.66
Second half	6.8	7.2	14.0	3.39 -5.78	5.82 - 7.49	4.63 - 6.66

12 months	13.5	14.2	27.7	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66

	Oil (Mbbl) fixed-price swaps			Estimated Average price per Bbl, net to the well
2010
Fourth quarter	212	18	230	$60.18	$66.15	$60.66

	Oil (Mbbl) collars			Estimated Average price per Bbl, net to the well
				Floor -Ceiling	Floor -Ceiling	Floor -Ceiling
2010
Fourth quarter	124	60	184	$45.00-$93.78	$53.00-$100.92	$47.60-$96.10

2011
First half	425	118	543	$51.38-$99.98	$53.00-$109.75	$51.73-$102.10
Second half	433	119	552	51.38 - 99.98	53.00 - 109.75	51.73 - 102.10

12 months	858	237	1,095	51.38 - 99.98	53.00 - 109.75	51.73 - 102.10

QEP RESOURCES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009 (recast)	2010	2009 (recast)
	(in millions, except per share amounts)
REVENUES
Natural gas sales	$283.2	$260.0	$808.4	$802.9
Oil and NGL sales	59.2	40.6	166.9	109.0
Gathering, processing and other	76.4	72.5	238.7	189.0
Marketing sales	145.8	114.9	460.4	311.9

Total Revenues	564.6	488.0	1,674.4	1,412.8

OPERATING EXPENSES
Marketing purchases	143.6	113.9	455.4	301.2
Lease operating expense	32.8	29.0	89.7	94.7
Gathering, processing and other	19.5	17.9	62.6	54.3
General and administrative	24.7	24.4	75.6	67.5
Separation costs	0.2	—	14.2	—
Production and property taxes	19.7	11.3	61.6	42.5
Depreciation, depletion and amortization	170.5	132.4	469.5	401.7
Exploration	2.9	6.3	9.2	18.3
Abandonment and impairment	12.2	5.1	29.1	12.6

Total Operating Expenses	426.1	340.3	1,266.9	992.8
Net gain (loss) from asset sales	10.8	(0.4)	12.3	1.0

OPERATING INCOME	149.3	147.3	419.8	421.0
Interest and other income	1.6	0.8	4.4	3.9
Income from unconsolidated affiliates	1.1	0.9	2.5	2.0
Unrealized and realized (loss) on basis-only swaps	—	(17.8)	—	(188.5)
Loss from early extinguishment of debt	(13.3)	—	(13.3)	—
Interest expense	(22.6)	(17.2)	(62.8)	(49.2)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	116.1	114.0	350.6	189.2
Income taxes	(44.2)	(42.0)	(130.5)	(69.3)

INCOME FROM CONTINUING OPERATIONS	71.9	72.0	220.1	119.9
Discontinued operations, net of income tax	—	20.6	43.2	59.2

NET INCOME	71.9	92.6	263.3	179.1
Net income attributable to noncontrolling interest	(0.8)	(0.6)	(2.1)	(1.7)

NET INCOME ATTRIBUTABLE TO QEP	$71.1	$92.0	$261.2	$177.4

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QEP
Basic from continuing operations	$0.40	$0.41	$1.24	$0.68
Basic from discontinued operations		0.12	0.25	0.34

Basic total	$0.40	$0.53	$1.49	$1.02

Diluted from continuing operations	$0.40	$0.40	$1.23	$0.67
Diluted from discontinued operations	—	0.12	0.24	0.34

Diluted total	$0.40	$0.52	$1.47	$1.01

Weighted-Average Common Shares Outstanding
Used in basic calculation	175.4	174.3	175.2	174.0
Used in diluted calculation	177.9	176.3	177.6	176.1

QEP RESOURCES, INC.
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009 (recast)	2010	2009 (recast)
	(in millions)
Revenues from Unaffiliated Customers
QEP Energy	$343.5	$301.8	$979.0	$915.5
QEP Field Services	75.3	71.2	234.1	184.7
QEP Marketing and other	145.8	115.0	461.3	312.6

Total	$564.6	$488.0	$1,674.4	$1,412.8

Revenues from Affiliated Companies
QEP Field Services	$0.5	$0.5	$1.7	$1.4
QEP Marketing and other	121.0	75.4	376.7	239.7

Total	$121.5	$75.9	$378.4	$241.1

Operating Income
QEP Energy	$112.2	$111.8	$317.0	$332.3
QEP Field Services	35.3	35.1	111.9	78.9
QEP Marketing and other	2.0	0.4	5.1	9.8
Separation costs	(0.2)	—	(14.2)	—

Total	$149.3	$147.3	$419.8	$421.0

Net Income (Loss) from Continuing Operations Attributable to QEP Resources
QEP Energy	$58.6	$49.6	$165.0	$64.3
QEP Field Services	21.0	21.5	68.5	47.4
QEP Marketing and other	2.0	0.3	3.6	6.5
Separation and early debt extinguishment costs	(10.5)	—	(19.1)	—

Total	$71.1	$71.4	$218.0	$118.2

QEP RESOURCES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009	2010	2009
QEP Energy production volumes
Natural gas (Bcf)	55.0	39.2	149.2	119.0
Oil and natural gas liquids (MMbbl)	1.1	0.7	2.9	2.5
Total production (Bcfe)	61.7	43.8	166.9	134.1
Average daily production (MMcfe)	670.3	476.0	611.2	491.3
QEP Energy average realized price, net to the well (including hedges)
Natural gas (per Mcf)	$5.14	$6.64	$5.42	$6.75
Oil and NGL (per bbl)	$53.74	$52.41	$56.83	$43.14

QEP Field Services natural gas processing volumes
NGL sales (MMgal)	25.8	28.1	77.3	74.3
NGL sales price (per gal)	$0.81	$0.77	$0.91	$0.63
Fee-based processing (millions of MMBtu)
For unaffiliated customers (recast)	29.4	33.1	87.9	79.0
For affiliated customers (recast)	28.2	22.8	80.5	71.5

Total fee-based processing volumes	57.6	55.9	168.4	150.5

Fee-based processing (per MMBtu)	$0.16	$0.15	$0.16	$0.16
QEP Field Services natural gas gathering volumes (millions of MMBtu)
For unaffiliated customers (recast)	74.3	70.4	210.0	230.4
For affiliated customers (recast)	52.3	25.2	144.5	79.3

Total gathering	126.6	95.6	354.5	309.7

Gathering revenue (per MMBtu)	$0.31	$0.32	$0.32	$0.30
QEP Marketing gas and oil marketing volumes (MMdthe)	60.6	52.6	170.5	156.5

QEP RESOURCES, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2010 (Unaudited)	2009 (recast)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$2.2	$19.3
Accounts receivable, net	297.8	272.7
Fair value of derivative contracts	326.6	128.2
Inventories	93.1	91.8
Prepaid expenses and other	34.6	29.2
Deferred income taxes	—	21.2
Current assets of discontinued operations	—	42.8

Total Current Assets	754.3	605.2

Property, Plant and Equipment	8,198.5	7,191.0
Accumulated depreciation, depletion and amortization	(2,540.9)	(2,099.7)
Cost of service properties of discontinued operations, net	—	593.9

Net Property, Plant and Equipment	5,657.6	5,685.2

Investment in unconsolidated affiliates	44.5	43.9
Goodwill	59.6	60.1
Fair value of derivative contracts	186.6	61.2
Other noncurrent assets, net	17.8	10.0
Noncurrent assets of discontinued operations	—	15.8

Total Assets	$6,720.4	$6,481.4

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	393.3	426.3
Fair value of derivative contracts	131.2	149.7
Deferred income taxes	58.3	—
Current portion of long-term debt	58.5	—
Current liabilities of discontinued operations	—	88.9

Total Current Liabilities	641.3	664.9

Long-term debt, less current portion	1,297.1	1,348.7
Deferred income taxes	1,421.9	1,175.8
Asset retirement obligations	144.2	124.7
Fair value of derivative contracts	34.1	140.6
Other long-term liabilities	83.8	42.5
Noncurrent liabilities of discontinued operations	—	175.5
EQUITY
Common Stock	1.8	1.7
Additional paid-in capital	388.6	126.8
Retained earnings	2,365.9	2,538.2
Accumulated other comprehensive income	288.4	87.1

Total Common Shareholders’ Equity	3,044.7	2,753.8
Non-controlling interest	53.3	54.9

Total Equity	3,098.0	2,808.7

Total Liabilities and Equity	$6,720.4	$6,481.4

QEP RESOURCES, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended September 30,
	2010	2009 (recast)
	(in millions)
OPERATING ACTIVITIES
Net income	$263.3	$179.1
Discontinued operations, net of income tax	(43.2)	(59.2)
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation, depletion and amortization	471.3	402.4
Deferred income taxes	206.3	52.2
Abandonment and impairment	29.1	12.6
Share-based compensation	11.3	10.2
Dry exploratory well expense	—	3.6
Net (gain) from asset sales	(12.3)	(1.0)
(Income) from unconsolidated affiliates	(2.5)	(2.0)
Distributions from unconsolidated affiliates and other	2.1	0.3
Loss on early extinguishment of debt	13.3	—
Unrealized (gain) loss on basis-only swaps	(90.0)	173.4
Changes in operating assets and liabilities	(96.4)	83.9

NET CASH PROVIDED FROM OPERATING ACTIVITIES	752.3	855.5

INVESTING ACTIVITIES
Capital expenditures	(1,035.9)	(800.7)
Proceeds from disposition of assets	25.4	14.3
Change in notes receivable	52.9	20.0

NET CASH USED IN INVESTING ACTIVITIES	(957.6)	(766.4)

FINANCING ACTIVITIES
Checks outstanding in excess of cash balances		7.8
Long-term debt issued	819.3	349.5
Long-term debt issued, net of issuance costs	(18.1)	(2.5)
Current portion long-term debt repaid	(91.5)	—
Long-term debt repaid	(721.5)	(375.0)
Long-term debt extinguishment costs	(4.9)	—
Change in notes payable	(39.3)	(89.4)
Equity contributed	252.0	—
Treasury Stock Held	(0.6)	—
Dividends paid	(3.5)	—
Distribution to noncontrolling interest	(3.7)	(4.6)

NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES	188.2	(114.2)

Change in cash and cash equivalents	(17.1)	(25.1)

Cash provided by operating activities of discontinued operations	68.6	131.9
Cash used in investing activities of discontinued operations	(39.9)	(89.9)
Cash provided by financing activities of discontinued operations	(26.9)	(37.2)
Effect of change in cash and cash equivalents of discontinued operations	(1.8)	(4.8)

Change in cash and cash equivalents	(17.1)	(25.1)
Beginning cash and cash equivalents	19.3	25.1

Ending Cash and Cash Equivalents	$2.2	$0.0

QEP RESOURCES, INC.

NOTE 1 NON-GAAP MEASURES

(Unaudited)

This release contains reference to a non-GAAP measure of earnings per diluted share from continuing operations excluding gains and losses from asset sales, unrealized gains and losses on basis-only swaps, separation costs and loss on early extinguishment of debt. Management believes earnings per diluted share excluding asset sales, unrealized basis-only swaps, separation costs and loss on early extinguishment of debt is an important measure of the Company’s operational performance relative to other gas and oil producing companies.

The following table calculates earnings per diluted share excluding gains and losses on assets sales, unrealized gains and losses on basis-only swaps, separations costs and loss on early extinguishment of debt:

	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009	2010	2009
	(in millions, except earnings per share)
Net income attributable to QEP Resources	$71.1	$92.0	$261.2	$177.4
Less: Discontinued operations	—	(20.6)	(43.2)	(59.2)

Net Income from continuing operations attributable to QEP Resources	$71.1	$71.4	$218.0	$118.2
Exclusion of net (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss on early extinguishment of debt from net income
Net (gain) loss from asset sales	(10.8)	0.4	(12.3)	(1.0)
Income taxes on net (gain) loss on asset sales	3.9	(0.2)	4.5	0.3
Unrealized (gain) loss on basis-only swaps	(27.9)	10.7	(90.0)	173.4
Income taxes on unrealized (gain) loss on basis-only swaps	10.4	(4.0)	33.4	(64.5)
Separation costs	0.2	—	14.2	—
Income taxes on separation costs	2.1	—	(3.3)	—
Loss from early extinguishment of debt	13.3	—	13.3	—
Income taxes on loss from early extinguishment of debt	(5.1)	—	(5.1)	—

After-tax (gain) loss on assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(13.9)	6.9	(45.3)	108.2

Net income attributable to QEP Resources excluding (gain) loss from assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	$57.2	$78.3	$172.7	$226.4

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO QEP RESOURCES
Diluted	$0.40	$0.40	$1.23	$0.67
Diluted after-tax (gain) loss from asset sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(0.08)	0.03	(0.26)	0.61

Earnings per diluted share attributable to QEP Resources excluding asset sales, unrealized (gain) loss on basis only swaps, separation costs and loss from early extinguishment of debt	$0.32	$0.43	$0.97	$1.28

Weighted-Average Common Shares Outstanding
Diluted	177.9	176.3	177.6	176.1

This release also contains reference to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: discontinued operations, unrealized gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, income taxes, interest expense, separation costs, loss on early extinguishment of debt, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense. Management believes EBITDA is an important measure of the Company’s cash flow and liquidity and an important measure for comparing the Company’s financial performance to other gas and oil producing companies.

The following table reconciles QEP Resources’ net income to EBITDA:

	3 Months Ended September 30,		9 Months Ended September 30,
	2010	2009	2010	2009
	(in millions)
Net income attributable to QEP Resources	$71.1	$92.0	$261.2	$177.4
Net income attributable to non-controlling interest	0.8	0.6	2.1	1.7

Net Income	71.9	92.6	263.3	179.1
Discontinued operations, net of tax		(20.6)	(43.2)	(59.2)

Income from continuing operations	71.9	72.0	220.1	119.9
Unrealized (gain) loss on basis-only swaps	(27.9)	10.7	(90.0)	173.4
Net (gain) loss from asset sales	(10.8)	0.4	(12.3)	(1.0)
Interest and other income	(1.6)	(0.8)	(4.4)	(3.9)
Income taxes	44.2	42.0	130.5	69.3
Interest expense	22.6	17.2	62.8	49.2
Separation costs	0.2	—	14.2	—
Loss from early extinguishment of debt	13.3	—	13.3	—
Depreciation, depletion and amortization	170.5	132.4	469.5	401.7
Abandonment and impairment	12.2	5.1	29.1	12.6
Exploration	2.9	6.3	9.2	18.3

EBITDA	$297.5	$285.3	$842.0	$839.5